UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32508 (Commission File Number)	20-2660243 (I.R.S. Employer Identification No.)

450 Gears Road, Suite 860 Houston, Texas (Address of principal executive offices)	77067 (Zip Code)

(713) 528-1881
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01	Other Events

On May 2, 2017, Camber Energy, Inc. (the “Company”) issued a press release announcing the assignment of its previously-announced purchase and sale agreement (the “PSA”) with private sellers to acquire oil and gas leases covering approximately 15,500 gross acres (13,750 net acres) in the Permian Basin for $11.03 million, along with the retention of certain rights respecting the assets covered by the PSA. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*99.1 Press release issued on May 2, 2017 regarding Permian PSA.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Camber Energy, Inc.

Dated: May 3, 2017	/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer

Exhibit Index

*99.1       Press release issued on May 2, 2017 regarding Permian PSA.

* Filed herewith.